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                                     FORM OF
                              AMENDMENT NUMBER 4 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

      Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, THE HARTFORD SELECT MIDCAP GROWTH FUND is hereby included as a new Fund in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to The Hartford Select MidCap Growth Fund.

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:
                                  The Hartford Select MidCap Growth Fund

                                  By: ______________________________________
                                      David M. Znamierowski
                                      President

                                  HARTFORD ADMINISTRATIVE SERVICES COMPANY

                                  By: ______________________________________
                                      John C. Walters
                                      Executive Vice President

Effective Date: December 31, 2004